Exhibit 4.2

SUPPLEMENTAL INDENTURE

DATED JANUARY 1, 2024

UNION ELECTRIC COMPANY

TO

THE BANK OF NEW YORK MELLON,

AS TRUSTEE

(SUPPLEMENTAL TO THE INDENTURE OF MORTGAGE AND DEED OF TRUST DATED

JUNE 15, 1937, AS AMENDED, EXECUTED BY UNION ELECTRIC COMPANY TO

THE BANK OF NEW YORK MELLON, AS TRUSTEE)

5.25% First Mortgage Bonds due 2054

This instrument was prepared by Chonda J. Nwamu, Esq., Executive Vice President, General

Counsel and Secretary of Union Electric Company, 1901 Chouteau Avenue, St. Louis,

Missouri 63103, (314) 621-3222.

WHEN RECORDED MAIL TO:

Jonathan T. Shade

Union Electric Company

1901 Chouteau Avenue

St. Louis, MO 63103

SUPPLEMENTAL INDENTURE, dated the 1st day of January, Two thousand and twenty-four (2024) made by and between UNION ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Missouri (hereinafter called the “Company”), party of the first part, and The Bank of New York Mellon, formerly The Bank of New York (successor trustee to Bank of America, National Association, formerly Boatmen’s Trust Company), a bank existing under the laws of the State of New York (hereinafter called the “Trustee”), as Trustee under the Indenture of Mortgage and Deed of Trust dated June 15, 1937, hereinafter mentioned, party of the second part:

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture of Mortgage and Deed of Trust, dated June 15, 1937, as amended May 1, 1941, April 1, 1971, February 1, 1974, July 7, 1980, February 1, 2000, August 15, 2002 and May 15, 2012 (said Indenture of Mortgage and Deed of Trust as so amended, being hereinafter referred to as the “Original Indenture”), to secure the payment of the principal of and the interest (and premium, if any) on all bonds at any time issued and outstanding thereunder, and indentures supplemental thereto dated June 15, 1937, May 1, 1941, March 17, 1942, April 13, 1945, April 27, 1945, October 1, 1945, April 11, 1947, April 13, 1949, September 13, 1950, December 1, 1950, September 20, 1951, May 1, 1952, March 1, 1954, May 1, 1955, August 31, 1955, April 1, 1956, July 1, 1956, August 1, 1957, February 1, 1958, March 1, 1958, November 5, 1958, March 16, 1959, June 24, 1959, December 11, 1959, August 17, 1960, September 1, 1960, October 24, 1960, June 30, 1961, July 1, 1961, August 9, 1962, September 30, 1963, November 1, 1963, March 12, 1965, April 1, 1965, April 14, 1966, May 1, 1966, February 17, 1967, March 1, 1967, February 19, 1968, March 15, 1968, August 21, 1968, April 7, 1969, May 1, 1969, September 12, 1969, October 1, 1969, March 26, 1970, April 1, 1970, June 12, 1970, January 1, 1971, April 1, 1971, September 15, 1971, December 3, 1973, February 1, 1974, April 25, 1974, February 3, 1975, March 1, 1975, June 11, 1975, May 12, 1976, August 16, 1976, April 26, 1977, October 15, 1977, November 7, 1977, December 1, 1977, August 1, 1978, October 12, 1979, November 1, 1979, July 7, 1980, August 1, 1980, August 20, 1980, February 1, 1981, October 8, 1981, August 27, 1982, September 1, 1982, December 15, 1982, March 1, 1983, June 21, 1984, December 12, 1984, June 11, 1985, March 1, 1986, May 1, 1986, May 1, 1990, December 1, 1991, December 4, 1991, January 1, 1992, September 30, 1992, October 1, 1992, December 1, 1992, February 1, 1993, February 18, 1993, May 1, 1993, August 1, 1993, October 1, 1993, January 1, 1994, February 1, 2000, August 15, 2002, March 5, 2003, April 1, 2003, July 15, 2003, October 1, 2003, February 1, 2004 (eight separate indentures supplemental thereto), May 1, 2004, September 1, 2004, January 1, 2005, July 1, 2005, December 1, 2005, June 1, 2007, April 1, 2008, June 1, 2008, March 1, 2009, September 1, 2012, April 1, 2014, March 15, 2015, June 1, 2017, April 1, 2018, March 1, 2019, September 15, 2019, March 1, 2020, October 1, 2020, June 1, 2021, March 1, 2022, and February 1, 2023, respectively, have heretofore been entered into between the Company and the Trustee; and

WHEREAS, the following Bonds have heretofore been issued by the Company under the Original Indenture and remain outstanding:

(1)            $184,000,000 principal amount of First Mortgage Bonds, Senior Notes Series BB, which are described in the Supplemental Indenture dated March 5, 2003, all of which are outstanding at the date of the execution hereof;

(2)            $60,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 2004A (1998A Bonds), which are described in the Supplemental Indenture dated February 1, 2004, all of which are outstanding at the date of the execution hereof;

(3)            $50,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 2004B (1998B Bonds), which are described in the Supplemental Indenture dated February 1, 2004, all of which are outstanding at the date of the execution hereof;

(4)            $50,000,000 principal amount of First Mortgage Bonds, Environmental Improvement Series 2004C (1998C Bonds), which are described in the Supplemental Indenture dated February 1, 2004, all of which are outstanding at the date of the execution hereof;

(5)            $300,000,000 principal amount of First Mortgage Bonds, Senior Notes Series II, which are described in the Supplemental Indenture dated July 1, 2005, all of which are outstanding at the date of the execution hereof;

(6)            $350,000,000 principal amount of First Mortgage Bonds, Senior Notes, Series NN, which are described in the Supplemental Indenture dated March 1, 2009, all of which are outstanding at the date of the execution hereof;

(7)            $485,000,000 principal amount of First Mortgage Bonds, Senior Notes, Series OO, which are described in the Supplemental Indenture dated September 1, 2012, all of which are outstanding at the date of the execution hereof;

(8)            $350,000,000 principal amount of First Mortgage Bonds, Senior Notes, Series PP, which are described in the Supplemental Indenture dated April 1, 2014, all of which are outstanding at the date of the execution hereof;

(9)            $400,000,000 principal amount of First Mortgage Bonds, Senior Notes, Series QQ, which are described in the Supplemental Indenture dated March 15, 2015, all of which are outstanding at the date of the execution hereof;

(10)          $400,000,000 principal amount of First Mortgage Bonds, Senior Notes, Series RR, which are described in the Supplemental Indenture dated June 1, 2017, all of which are outstanding at the date of the execution hereof;

(11)          $425,000,000 principal amount of 4.000% First Mortgage Bonds, due 2048, which are described in the Supplemental Indenture dated April 1, 2018, all of which are outstanding at the date of the execution hereof;

(12)          $450,000,000 principal amount of 3.50% First Mortgage Bonds, due 2029, which are described in the Supplemental Indenture dated March 1, 2019, all of which are outstanding at the date of the execution hereof;

(13)          $330,000,000 principal amount of 3.25% First Mortgage Bonds due 2049, which are described in the Supplemental Indenture dated September 15, 2019, all of which are outstanding at the date of the execution hereof;

(14)          $465,000,000 principal amount of 2.95% First Mortgage Bonds due 2030, which are described in the Supplemental Indenture dated March 1, 2020, all of which are outstanding at the date of the execution hereof;

(15)          $550,000,000 principal amount of 2.625% First Mortgage Bonds due 2051, which are described in the Supplemental Indenture dated October 1, 2020, all of which are outstanding at the date of the execution hereof;

(16)          $525,000,000 principal amount of 2.15% First Mortgage Bonds due 2032, which are described in the Supplemental Indenture dated June 1, 2021, all of which are outstanding at the date of the execution hereof;

(17)          $525,000,000 principal amount of 3.90% First Mortgage Bonds due 2052, which are described in the Supplemental Indenture dated March 1, 2022, all of which are outstanding at the date of the execution hereof; and

(18)          $500,000,000 principal amount of 5.45% First Mortgage Bonds due 2053, which are described in the Supplemental Indenture dated February 1, 2023, all of which are outstanding at the date of the execution hereof;

WHEREAS, the Company on August 31, 1955 acquired all of the properties of Union Electric Power Company, the Subsidiary as defined in Article I of the Original Indenture, upon the dissolution of the Subsidiary; the Company, by Supplemental Indenture dated August 31, 1955, conveyed all of the properties so acquired (other than property of the character defined as excepted property in the granting clauses of the Original Indenture) to the Trustee upon the terms and trusts in the Original Indenture and the indentures supplemental thereto set forth for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, all the shares of stock of the Subsidiary were released from the lien of the Original Indenture; and the Company became entitled to change the general designation of the Bonds so as to omit the words “and Collateral Trust”; and

WHEREAS, the Articles of Incorporation of the Company were duly amended on April 23, 1956, to change its corporate name from “Union Electric Company of Missouri” to “Union Electric Company”; and

WHEREAS, the Articles of Agreement of the Trustee were duly amended effective on January 4, 1982 to change its corporate name from “St. Louis Union Trust Company” to “Centerre Trust Company of St. Louis”, and further amended on December 9, 1988, to change its corporate name from “Centerre Trust Company of St. Louis” to “Boatmen’s Trust Company”; and

WHEREAS, that on March 13, 1998, Boatmen’s Trust Company merged into NationsBank, National Association and effective July 5, 1999, changed its name to Bank of America, National Association; and

WHEREAS, that on February 1, 2000, The Bank of New York, as transferee of the corporate trust business of Bank of America, National Association (formerly known as Boatmen’s Trust Company), Trustee under the Original Indenture, became successor Trustee under the Original Indenture; and

WHEREAS, that effective as of July 1, 2008, The Bank of New York changed its name to The Bank of New York Mellon;

WHEREAS, the Company is entitled at this time to have authenticated and delivered additional Bonds on the basis of “property additions” upon compliance with and pursuant to the provisions of Section 4 of Article III of the Original Indenture or on the basis of “refundable Bonds” upon compliance with and pursuant to the provisions of Section 6 of Article III of the Original Indenture; and

WHEREAS, the Company desires by this Supplemental Indenture to provide for the creation of a new series of Bonds under the Original Indenture, to have the designation provided in Article I, Section 1 hereof (herein called the “New Bonds”), and the Original Indenture provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series may be expressed in and provided by the execution of an appropriate supplemental indenture; and

WHEREAS, the Original Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Original Indenture specifically to convey, transfer and assign to the Trustee and to subject to the lien of the Original Indenture additional properties acquired by the Company; and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That, in consideration of the premises and of the mutual covenants herein contained and of the acceptance of this trust by the Trustee and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of this Supplemental Indenture, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest (and premium, if any) on all Bonds at any time issued and outstanding under the Original Indenture, according to their tenor and effect, the Company has executed and delivered this Supplemental Indenture and has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto The Bank of New York Mellon, as Trustee, and to its successors in trust under the Original Indenture forever, all and singular the following described properties (in addition to all other properties heretofore subjected to the lien of the Original Indenture and not heretofore released from the lien thereof) - that is to say:

FIRST.

ALL (except as in the Original Indenture expressly excepted) power houses, plants, buildings and other structures, dams, dam sites, substations, heating plants, gas works, holders and tanks, together with all and singular the electric, heating, gas and mechanical appliances appurtenant thereto of every nature whatsoever, now owned by the Company, including all and singular the machinery, engines, boilers, furnaces, generators, dynamos, turbines and motors, and all and every character of mechanical appliance for generating or producing electricity, steam, gas and other agencies for light, heat, cold, or power or other purposes, and all transmission and distribution systems used for the transmission and distribution of electricity, steam, gas and other agencies for light, heat, cold or power or any other purpose whatsoever, whether underground or overhead, surface or otherwise, now owned by the Company, including all poles, towers, posts, wires, cables, conduits, manholes, mains, pipes, tubes, drains, furnaces, switchboards, transformers, conductors, insulators, supports, meters, lamps, fuses, junction boxes, regulator stations, and other electric, steam and gas fixtures and apparatus; all of the aforementioned property being located in the City of St. Louis, the counties of Adair, Atchison, Audrain, Benton, Bollinger, Boone, Butler, Caldwell, Callaway, Camden, Cape Girardeau, Clark, Clay, Clinton, Cole, Cooper, Crawford, Daviess, Dunklin, Franklin, Gasconade, Howard, Iron, Jefferson, Knox, Lewis, Lincoln, Livingston, Macon, Madison, Maries, Marion, Miller, Mississippi, Moniteau, Montgomery, Morgan, New Madrid, Osage, Pemiscot, Perry, Pettis, Phelps, Pike, Pulaski, Ralls, Randolph, Ray, Reynolds, Ripley, St. Charles, St. Francois, Ste. Genevieve, St. Louis, Saline, Schuyler, Scott, Stoddard, Warren, Washington, and Wayne, Missouri, the counties of Clay, Hancock, Henderson, Madison, Marion, Perry, Piatt and St. Clair, Illinois, and the counties of Des Moines, Henry, Johnson, Lee, and Washington, Iowa, upon real estate owned by the Company, or occupied by it under rights to so occupy, which real estate is described in, or added through the provisions of, the Indenture of Mortgage and Deed of Trust dated June 15, 1937, the Supplemental Indentures dated May 1, 1941, March 17, 1942, April 13, 1945, April 27, 1945, October 1, 1945, April 11, 1947, April 13, 1949, September 13, 1950, December 1, 1950, September 20, 1951, May 1, 1952, March 1, 1954, May 1, 1955, August 31, 1955, April 1, 1956, July 1, 1956, August 1, 1957, February 1, 1958, March 1, 1958, November 5, 1958, March 16, 1959, June 24, 1959, December 11, 1959, August 17, 1960, September 1, 1960, October 24, 1960, June 30, 1961, July 1, 1961, August 9, 1962, September 30, 1963, November 1, 1963, March 12, 1965, April 1, 1965, April 14, 1966, May 1, 1966, February 17, 1967, March 1, 1967, February 19, 1968, March 15, 1968, August 21, 1968, April 7, 1969, May 1, 1969, September 12, 1969, October 1, 1969, March 26, 1970, April 1, 1970, June 12, 1970, January 1, 1971, April 1, 1971, September 15, 1971, December 3, 1973, February 1, 1974, April 25, 1974, February 3, 1975, March 1, 1975, June 11, 1975, May 12, 1976, August 16, 1976, April 26, 1977, October 15, 1977, November 7, 1977, December 1, 1977, August 1, 1978, October 12, 1979, November 1, 1979, July 7, 1980, August 1, 1980, August 20, 1980, February 1, 1981, October 8, 1981, August 27, 1982, September 1, 1982, December 15, 1982, March 1, 1983, June 21, 1984, December 12, 1984, June 11, 1985, March 1, 1986, May 1, 1986, May 1, 1990, December 1, 1991, December 4, 1991, January 1, 1992, September 30, 1992, October 1, 1992, December 1, 1992, February 1, 1993, February 18, 1993, May 1, 1993, August 1, 1993, October 1, 1993, January 1, 1994, February 1, 2000, August 15, 2002, March 5, 2003, April 1, 2003, July 15, 2003, October 1, 2003, February 1, 2004 (eight separate indentures supplemental thereto), May 1, 2004, September 1, 2004, January 1, 2005, July 1, 2005, December 1, 2005, June 1, 2007, April 1, 2008, June 1, 2008, March 1, 2009, May 15, 2012, September 1, 2012, April 1, 2014, March 15, 2015, June 1, 2017, April 1, 2018, March 1, 2019, September 15, 2019, March 1, 2020, October 1, 2020, June 1, 2021, March 1, 2022, February 1, 2023, and this Supplemental Indenture, or attached to or connected with such real estate or transmission or distribution systems of the Company leading from or into such real estate.

SECOND.

ALSO, (except as in the Original Indenture expressly excepted) all franchises and all permits, ordinances, easements, privileges, immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, steam, gas or other agencies for the supply to itself or others of light, heat, cold or power, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

ALSO, (except as in the Original Indenture expressly excepted) all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

THIRD.

ALSO, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from this Supplemental Indenture and from the lien and operation hereof:

(a)            all property expressly excepted and excluded from the Original Indenture, and from the lien and operation thereof; and

(b)            when the amendment set forth in Section 2 of Article III of the Supplemental Indenture dated May 15, 2012 becomes effective, all Excepted Property as defined in such Section.

TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

SUBJECT, HOWEVER, to the exceptions and reservations and matters hereinabove recited, to existing leases, to existing liens upon rights of way for transmission or distribution line purposes, as defined in Article I of the Original Indenture, and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property hereinbefore described, and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described, and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture.

IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture and the indentures supplemental thereto, including this Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series, by reason of priority in the time of the issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 2 of Article IV of the Original Indenture.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, for the benefit of those who shall hold the Bonds and coupons, or any of them to be issued under the Original Indenture, as follows:

ARTICLE I

DESCRIPTION OF THE NEW BONDS

Section 1.      There is hereby created a new series of Bonds to be executed, authenticated and delivered under and secured by the Original Indenture which shall, subject to the provisions of Section 1 of Article II of the Original Indenture, be designated as “5.25% First Mortgage Bonds due 2054” (the “New Bonds”) of the Company. The New Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to all of the terms, conditions and covenants of, the Original Indenture.

The New Bonds shall mature on January 15, 2054, and shall bear interest at the rate per annum set forth in the form of the New Bond contained in Section 3 of this Article I, payable semi-annually in arrears on the 15th day of January and the 15th day of July in each year (each, an “Interest Payment Date”), commencing on July 15, 2024, and at maturity. The New Bonds shall be payable as to principal and interest in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and shall be payable, in immediately available funds, at the office of the Trustee.

Section 2.      The New Bonds will be initially issued in global form registered in the name of CEDE & CO. (as nominee for The Depository Trust Company). The New Bonds will bear the depository legend in substantially the form set forth in Section 3 of this Article I. Any transfer shall be effected at the principal office or place of business of the Trustee. The New Bonds are exchangeable for the New Bonds of other denominations, as in the Original Indenture provided, except that payment of a service charge therefor will not be required by the Company.

Notwithstanding the provisions of Section 6 of Article II of the Original Indenture, the New Bonds shall be dated the date of authentication and shall bear interest from the Interest Payment Date to which interest on the New Bonds has been paid next preceding the date thereof, unless such date is an Interest Payment Date to which interest has been paid, in which case they shall bear interest from the date thereof, or unless the date thereof is prior to July 15, 2024, in which case they shall bear interest from January 9, 2024 (the “Original Issue Date”); provided, however, that, subject to the provisions of this Section with respect to failure by the Company to pay any interest on an Interest Payment Date, the holder of any New Bond dated after a record date (as hereinafter defined) for the payment of interest and prior to the date of payment of such interest shall not be entitled to payment of such interest and shall have no claim against the Company with respect thereto.

The person in whose name any New Bond is registered at the close of business on any record date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date may be established by the Company by notice mailed to the holders of the New Bonds not less than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent Interest Payment Date. The term “record date” as used in this Section with respect to any regular interest payment date shall mean the January 1 or July 1, as the case may be, whether or not a business day, next preceding such Interest Payment Date. A “business day” shall mean any weekday that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the principal corporate trust office of the Trustee is located, are obligated or authorized by law or executive order to close.

Section 3.      The New Bonds and the Trustee’s certificate on the New Bonds shall be substantially in the following forms respectively:

[FORM OF FACE OF NEW BOND]

REGISTERED	REGISTERED

[DTC Legend

THIS BOND IS A GLOBAL BOND REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR THE INDIVIDUAL BONDS REPRESENTED HEREBY AS PROVIDED IN THE AMENDED INDENTURE REFERRED TO BELOW, THIS BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

UNION ELECTRIC COMPANY

(Incorporated under the laws of the State of Missouri)

5.25% FIRST MORTGAGE BOND DUE 2054

CUSIP:	NUMBER:
ISIN:

ORIGINAL ISSUE DATE:	PRINCIPAL AMOUNT: $

INTEREST RATE: 5.25%	MATURITY DATE: January 15, 2054

UNION ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Missouri (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Amended Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________________, or registered assigns, the sum of ____________________________________ Dollars ($___________), on the Maturity Date set forth above in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon, in like coin or currency, at the Interest Rate set forth above, payable semi-annually in arrears, on January 15 and July 15 in each year (each, an “Interest Payment Date”) until the Maturity Date, commencing July 15, 2024, and on the Maturity Date or, if the Company shall default in the payment of the principal hereof, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Amended Indenture referred to on the reverse hereof. Such interest shall be payable from the January 15 or July 15, as the case may be, next preceding the date hereof to which interest has not been paid, unless the date hereof is a January 15 or July 15 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from the Original Issue Date set forth above. The interest so payable will be paid to the person in whose name this Bond, or the Bond in exchange or substitution for which this Bond shall have been issued, shall have been registered at the close of business on the January 1 or July 1, as the case may be, next preceding the date of payment, subject to certain exceptions set forth in the Amended Indenture. The principal of, premium, if any, and interest on, this Bond are payable, in immediately available funds, at the office of the Trustee hereinafter referred to; provided, however, that at the option of the Company, interest on this Bond may be paid by check mailed to the registered holder of this Bond at such holder’s address as it shall appear on the books of the Company to be kept for that purpose or by a wire transfer to an account designated by the registered holder of this Bond entitled thereto.

This Bond shall not be entitled to any benefit under the Amended Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Bank of New York Mellon, the Trustee under the Amended Indenture, or a successor trustee thereto under the Amended Indenture, or an agent therefor, shall have signed the form of certificate endorsed hereon.

The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, Union Electric Company has caused this Bond to be signed in its name by its Chairman of the Board or President or a Vice President by manual signature or a facsimile thereof, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or Deputy Corporate Secretary or an Assistant Secretary by manual signature or a facsimile thereof.

UNION ELECTRIC COMPANY

By

[CORPORATE SEAL]

Attest:

[FORM OF TRUSTEE’S CERTIFICATE]

Dated:

This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Amended Indenture and Supplemental Indenture of January 1, 2024.

THE BANK OF NEW YORK MELLON, as TRUSTEE

By
Authorized Officer

[FORM OF REVERSE OF NEW BOND]

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the “Bonds”), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by the Indenture of Mortgage and Deed of Trust, dated June 15, 1937, executed by the Company to The Bank of New York Mellon, formerly The Bank of New York (successor trustee to Bank of America, National Association, formerly Boatmen’s Trust Company), as trustee (herein called the “Trustee”), as amended by indentures supplemental thereto dated May 1, 1941, April 1, 1971, February 1, 1974, July 7, 1980, February 1, 2000, August 15, 2002 and May 15, 2012, between the Company and the Trustee (said mortgage and deed of trust, as so amended, being herein called the “Amended Indenture”), to which Amended Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. To the extent permitted by, and as provided in, the Amended Indenture, modifications or alterations of the Amended Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote or consent of the holders of the Bonds then outstanding as are specified in the Amended Indenture. No such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest or premium on, this Bond, which are unconditional. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Amended Indenture provided. This Bond is one of a series designated as the “5.25% First Mortgage Bonds due 2054” (herein called the “Bonds of this Series”) of the Company, issued under and secured by the Amended Indenture and described in the indenture (hereinafter called the “New Supplemental Indenture”) dated January 1, 2024, between the Company and the Trustee, supplemental to the Amended Indenture.

The Bonds of this Series are not entitled to the benefit of any improvement, maintenance or analogous fund.

All or a portion of the Bonds of this Series may be redeemed at the option of the Company at any time or from time to time (each, a “Redemption Date”). Prior to July 15, 2053 (six months prior to the Maturity Date) (the “Par Call Date”), the Company may redeem the Bonds of this Series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Bonds of this Series to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points less (b) interest accrued to the Redemption Date, and

(2)	100% of the principal amount of the Bonds of this Series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Bonds of this Series at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Bonds of this Series being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1)	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or

(2)	if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)	if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no duty to determine, or to verify the Company’s calculations of, the redemption price.

With respect to a redemption occurring prior to the Par Call Date, the Company shall give the Trustee written notice of the redemption price promptly after the calculation thereof and the Trustee shall not be responsible for such calculation.

The Company shall send notice of any redemption at least 10 days but not more than 60 days before the Redemption Date to each holder of the Bonds of this Series to be redeemed, and, if less than all Bonds of this Series are to be redeemed, the particular Bonds of this Series to be redeemed will be selected by the Trustee by lot; provided that as long as the Bonds of this Series are represented by global certificates registered in the name of The Depository Trust Company, or its nominee, beneficial interests in such global certificates will be selected for redemption by The Depository Trust Company in accordance with its standard procedures therefor.

Any notice of redemption at the Company’s option may state that such redemption will be conditional upon receipt by the Trustee, on or prior to the Redemption Date, of money sufficient to pay the principal of, premium, if any, and interest on, the Bonds of this Series or portions thereof called for redemption, and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Bonds or portions thereof. Unless the Company defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Bonds of this Series or portions thereof called for redemption.

In case an event of default, as defined in the Amended Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Amended Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Amended Indenture. The Amended Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is exchangeable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the Borough of Manhattan, the City of New York, or in the city where the principal corporate trust office of the Trustee is located, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor, without payment of any charge other than stamp taxes and other governmental charges incident thereto; and this Bond with or without others of like series, may in like manner be exchanged for one or more new Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all subject to the terms and conditions set forth in the Amended Indenture.

Each initial and future holder of this Bond, by its acquisition of an interest in this Bond, irrevocably (a) consents to the amendments set forth in Article III of the Supplemental Indenture dated May 15, 2012, supplemental to the Amended Indenture, without any other or further action by any holder of this Bond, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of holders, in lieu of any meeting of holders, in response to any consent solicitation or otherwise.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on, this Bond, or for any claim based hereon or on the Amended Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Amended Indenture.

[END OF FORM OF REVERSE OF NEW BOND]

Section 4.      Until New Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, New Bonds in temporary form, as provided in Section 9 of Article II of the Original Indenture.

ARTICLE II

ISSUE OF THE NEW BONDS

Section 1.      The principal amount of the New Bonds which may be authenticated and delivered hereunder is not limited.

Section 2.      The New Bonds in the aggregate principal amount of Three Hundred Fifty Million Dollars ($350,000,000), being the initial issue of the New Bonds, may forthwith at any time or from time to time be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon compliance by the Company with the applicable provisions of Article III and Article XVIII of the Original Indenture.

Section 3.      After the authentication of the New Bonds, without the consent of any existing holder of the New Bonds, the Company may thereafter obtain from time to time the authentication of additional New Bonds pursuant to the terms of the Original Indenture by the order of the Company referring to this Supplemental Indenture having the same terms and conditions as the Outstanding New Bonds in all respects (including the same CUSIP number), except for the date of original issuance, the offering price and, if applicable, the initial interest accrual date and the initial Interest Payment Date.

ARTICLE III

REDEMPTION OF THE NEW BONDS AND CONSENT TO AMENDMENTS

Section 1.      The New Bonds are redeemable as set forth in the form of such Bonds set forth in Section 3 of Article I hereof. If the Company elects to redeem any New Bonds, it shall notify the Trustee of the Redemption Date and the principal amount of such Bonds to be redeemed not less than 15 days nor more than 90 days before such Redemption Date.

Section 2.      Each initial and future holder of the New Bonds, by its acquisition of an interest in such Bonds, irrevocably (a) consents to the amendments set forth in Article III of the Supplemental Indenture dated May 15, 2012, supplemental to the Original Indenture, without any other or further action by any holder of such bonds, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any meeting of holders, in lieu of any meeting of holders, in response to any consent solicitation or otherwise.

ARTICLE IV

COVENANTS

The Company hereby covenants, warrants and agrees:

Section 1.      That the Company is lawfully seized and possessed of all of the mortgaged property described in the granting clauses of this Supplemental Indenture to the extent shown on its books and records as of the date hereof; that it has good right and lawful authority to mortgage the same as provided in this Supplemental Indenture; and that such mortgaged property will be, on the Original Issue Date, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the lien of the Original Indenture, except for permitted liens and as set forth in the granting clauses of the Original Indenture and this Supplemental Indenture.

ARTICLE V

THE TRUSTEE

The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture and in this Supplemental Indenture set forth, and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

ARTICLE VI

MISCELLANEOUS PROVISIONS.

Section 1.      Except as otherwise defined herein, all terms contained in this Supplemental Indenture shall, for all purposes thereof, have the meanings given to such terms in Article I of the Original Indenture.

Section 2.      This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, said Union Electric Company has caused this Supplemental Indenture to be executed on its behalf by its Chairman of the Board or President or one of its Vice Presidents and this Supplemental Indenture to be attested by its Secretary or Deputy Corporate Secretary or one of its Assistant Secretaries; and said The Bank of New York Mellon, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents, and this Supplemental Indenture to be attested by one of its Vice Presidents, its Secretary, or one of its Assistant Secretaries; all as of the 1st day of January, Two thousand and twenty-four.

Attested:	UNION ELECTRIC COMPANY, 1901 Chouteau Avenue St. Louis, Missouri 63103

/s/ Jonathan T. Shade	By:	/s/ Darryl T. Sagel
Jonathan T. Shade	Name:	Darryl T. Sagel
Deputy Corporate Secretary	Title:	Vice President and Treasurer

Attested:		THE BANK OF NEW YORK MELLON,

/s/ Leslie Morales		By:	/s/ Stacey B. Poindexter
Name:	Leslie Morales	Name:	Stacey B. Poindexter
Title:	Vice President	Title:	Vice President

STATE OF MISSOURI	}
} SS.:
CITY OF ST. LOUIS	}

On this 4th day of January, 2024, before me appeared Darryl T. Sagel, to me personally known, who, being by me duly sworn, did say that he is the Vice President and Treasurer of UNION ELECTRIC COMPANY, a corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said Vice President and Treasurer acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my official seal at my office, in the City and State aforesaid, the day and year last above written.

/s/ Crystall Leonard
Notary Public

Crystall Leonard
Notary Public – Notary Seal
State of Missouri
Commissioned for St. Louis City
My Commission Expires: February 02, 2026
Commission Number: 22118132

STATE OF MISSOURI	}
} SS.:
CITY OF ST. LOUIS	}

On this 4th day of January, 2024, before me appeared Jonathan T. Shade, to me personally known, who, being by me duly sworn, did say that he is the Deputy Corporate Secretary of UNION ELECTRIC COMPANY, a corporation, and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said Deputy Corporate Secretary acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my official seal at my office, in the City and State aforesaid, the day and year last above written.

/s/ Crystall Leonard
Notary Public

Crystall Leonard
Notary Public – Notary Seal
State of Missouri
Commissioned for St. Louis City
My Commission Expires: February 02, 2026
Commission Number: 22118132

STATE OF NEW YORK	}
} SS.:
COUNTY OF NEW YORK	}

On this 4th day of January, 2024, before me appeared Stacey B. Poindexter, to me personally known, who, being by me duly sworn, did say that she is a Vice President of THE BANK OF NEW YORK MELLON, a corporation, and that said instrument was signed on behalf of said corporation, as the trustee thereunder by authority of its Board of Directors, and said Vice President, acknowledged said instrument to be the free act and deed of said corporation as the trustee under said instrument.

IN TESTIMONY WHEREOF, I have hereto set my hand and affixed my official seal at my office, in the City and State aforesaid, the day and year last above written.

/s/ Rafal Bar
Rafal Bar
Notary Public, State of New York
Registration No. 01BA6293822
Qualified in Kings County
My Commission Expires 01/31/2026